Exhibit 32

Certification of Periodic Financial Report by the Chief Executive Officer and

Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Entravision Communications Corporation (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 10, 2026

/s/ Michael J. Christenson
Michael J. Christenson Chief Executive Officer

Date: August 10, 2026

/s/ Mark Boelke
Mark Boelke Chief Financial Officer